Exhibit 99.1
NEWS RELEASE

CONTACTS	Lawrence E. Hyatt Chief Financial Officer O’Charley’s Inc. (615) 782-8818	Gene Marbach Investor Relations Makovsky + Company (212) 508-9600
O’CHARLEY’S INC. REPORTS RESULTS FOR THE THIRD QUARTER OF 2009
NASHVILLE, Tenn. (October 29, 2009) — O’Charley’s Inc. (Nasdaq: CHUX), a leading casual-dining restaurant company, today reported its financial results for the 12-week period ended October 4, 2009.
Financial and Operating Highlights
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Revenue for the third quarter of fiscal 2009 decreased $15.5 million or 7.4 percent to $194.1 million, from $209.6 million in the third quarter of fiscal 2008. Same-store sales for the third quarter of 2009 declined 7.6 percent at O’Charley’s company-operated restaurants, 7.1 percent at Ninety Nine Restaurants, and 17.1 percent at Stoney River Legendary Steaks.

•
Restaurant-level margins, which the Company defines as restaurant sales less cost of food and beverage, payroll and benefits costs, and restaurant operating costs increased to 14.2 percent of restaurant sales from 13.6 percent in the prior year quarter. Declines in food and beverage costs, and reductions in restaurant operating costs, were partially offset by the deleveraging impact of reduced sales on payroll and benefits costs.

•
Income from operations in the quarter was $0.3 million, and loss before income taxes was $2.1 million. In comparison, loss from operations in the prior year quarter, which included a goodwill impairment charge of $48.0 million, was $48.6 million, and the loss before income taxes was $53.0 million.

•
Results for the third quarter include an income tax expense of $0.1 million, resulting in a net loss attributable to common shareholders of $2.1 million, or $0.10 per diluted share. The tax provision for the quarter reflects adjustments to the Company’s full-year projections, and the impact of these adjustments on valuation reserves and discrete items. In comparison, net loss attributable to common shareholders in the prior year third quarter was $66.8 million, or $3.29 per share, and included the impact of the goodwill impairment charge and a valuation allowance on the Company’s deferred tax assets.

CHUX Reports Third quarter Results for 2009

October 29, 2009
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For the 40-week period ended October 4, 2009, revenue was $692.0 million, income from operations was $17.5 million, and net earnings available to common shareholders were $7.7 million, or $0.36 per diluted share. In comparison, for the prior year period revenue was $728.3 million, loss from operations was $39.6 million, and net loss attributable to common shareholders was $64.3 million, or $3.06 per diluted share.

•
During the quarter, the Company completed the previously-announced transaction to outsource food and supply distribution for Ninety Nine Restaurants, and received cash proceeds of approximately $7 million. At the end of the quarter, the Company had cash balances of $18.1 million.

•
Although current economic conditions continue to limit its ability to project future sales performance, the Company affirmed its previously-issued forecast for the fourth quarter of 2009, and stated that it expects total revenue of between $190 million and $195 million in the fourth quarter of 2009, and a loss from operations of between $1 million and $4 million.

“This continues to be a challenging environment for casual dining companies, and like most of our competitors we experienced a decline in same-store sales during the quarter,” said Jeffrey D. Warne, president and chief executive officer of O’Charley’s Inc. “Based upon our same-store sales in the quarter, and industry same-store sales as reported in Knapp-Track™, we did not see signs of sequential improvement in consumer restaurant spending as the quarter progressed. Same-store sales at our Ninety Nine and Stoney River restaurant concepts exceeded their relevant Knapp-Track™ averages for the July through September period, while same-store sales at the O’Charley’s concept lagged its relevant average by between one and two percentage points. We continued to see significant improvement in our guest satisfaction scores compared to the prior year quarter, with an increase of 600 basis points at O’Charley’s and 400 basis points at Ninety Nine.”
“With reductions in food costs, the implementation of our theoretical labor cost system, and reductions in general and administrative costs, we believe that our expenses are well controlled. Since many of our costs have become relatively fixed at current levels of average weekly sales per restaurant, improvement in profit margins will require improvement in sales. Therefore, we remain focused on driving sales by differentiating our brands through innovative and value-oriented food and beverage offerings, and enhancing guest service, as our guests have responded favorably to our new menu offerings and service standards.”
O’Charley’s Restaurants
Restaurant sales for company-operated O’Charley’s decreased 6.9 percent to $122.1 million for the third quarter, reflecting the decline in same-store sales partially offset by the addition of one new company-operated restaurant since the third quarter of 2008. The same-store sales decrease of 7.6 percent was comprised of a 7.4 percent decrease in guest counts and a 0.2 percent decline in average check. Average check for company-operated restaurants in the third quarter was $12.86. Average weekly sales per company-operated restaurant were $43.6 thousand in the quarter, compared to $47.4 thousand in the prior year quarter. There were 245 O’Charley’s restaurants, including 10 restaurants operated by franchisees, open at the end of the quarter. During the third quarter, the remaining two joint venture restaurants were converted to company ownership. Subsequent to the end of the quarter, Covelli Enterprises opened its fifth franchised O’Charley’s restaurant, in Cuyahoga Falls, Ohio.

CHUX Reports Third quarter Results for 2009

October 29, 2009
“During the third quarter, we continued to differentiate the O’Charley’s brand through innovative food and beverage, and by emphasizing our value offerings,” Warne said. “We introduced two meals for $14.99, featuring six new entrees designed to provide a reasonable margin to the Company, while providing our guests with craveable flavors and full-sized portions at a compelling value. In order to build on the popularity of this offering, we recently expanded its availability to all day every day, and expanded it to 10 entrees. Next week we will launch our new fall menu with four different covers, each featuring a different signature menu item. Reflecting our focus on building our lunch business, this menu will include our new Lunch Combos, which will provide guests an opportunity to mix and match two items from a list of 12. Prices will vary depending upon the items selected, and will start at $5.99. Additional value offerings will include our signature prime rib at $3.00 less than our regular menu price, and a margarita for $3.99.”
“Earlier this month, Wilson Craft joined our company as the Concept President for O’Charley’s. Wilson has substantial experience in casual dining, including serving as CEO of Famous Dave’s of America, Executive Vice President for LongHorn Steakhouses, and President of Chili’s Grill and Bar. We believe that he is a great fit for our company, and look forward to his leadership of the O’Charley’s concept team.”
Ninety Nine Restaurants
Restaurant sales for Ninety Nine Restaurants decreased 7.0 percent to $64.0 million in the third quarter, reflecting the decline in same-store sales, the addition of one new restaurant and the closing of one restaurant since the third quarter of 2008. The same-store sales decrease of 7.1 percent was comprised of a 3.4 percent decrease in guest counts and a 3.8 percent decline in average check. Average check in the third quarter was $14.25. Average weekly sales per restaurant were $46.0 thousand in the quarter, compared to $49.5 thousand in the prior year quarter. At the end of the quarter, the Company operated 116 Ninety Nine restaurants.
“During the quarter, Ninety Nine continued to reinforce its ‘Great Meal. Great Deal’ brand message with innovative food and beverage offerings and compelling values,” said Warne. “In August, we began offering nine entrees for $9.99, featuring menu items designed to appeal to the core Ninety Nine guest, with one out of every four guests purchasing a featured entree. In order to build our lunch business, we recently introduced seven new lunch items starting at $5.99, including Buffalo Chicken Minis, Asian Chicken Salad, and an Ultimate Sirloin Steak Sandwich. In order to build on our successful bar business, we also introduced a bar menu featuring snack-size portions of select appetizers for $3.99, and beverage specials including a margarita for $3.99.”
Stoney River Legendary Steaks Restaurants
Restaurant sales for Stoney River Legendary Steaks decreased 15.4 percent to $6.6 million in the third quarter. The same-store sales decrease of 17.1 percent was comprised of a 1.0 percent decrease in guest counts and a 16.3 percent decline in average check. Average check for Stoney River in the third quarter was $39.76. Average weekly sales per restaurant were $55.1 thousand in the quarter, compared to $65.1 thousand in the prior year quarter. At the end of the third quarter, nine of the ten restaurants were included in the same store sales base. Subsequent to the end of the quarter, the Company opened a new Stoney River restaurant in Towson, Maryland.

CHUX Reports Third quarter Results for 2009

October 29, 2009
“During the quarter, we continued to reposition Stoney River within the polished casual segment with our new menu format, menu offerings, and lower menu prices,” Warne said. “In the quarter, we expanded the repositioning to our Chesterfield, MO and Annapolis, MD restaurants, bringing the total to five repositioned restaurants. At the four repositioned restaurants included in the same-store sales base, guest counts in the third quarter increased by approximately six percent compared to the prior year quarter, while guest counts at the restaurants that we have not yet repositioned declined by approximately seven percent. Given this success, we continued the roll-out to our three Atlanta restaurants at the end of the quarter, and plan to complete the roll-out by the end of November with our two Chicago restaurants.”
Outlook for 2009
Although current economic conditions continue to limit its ability to project future sales performance, the Company affirmed its previously-issued forecast for the fourth quarter of 2009, and stated that it expects total revenue of between $190 million and $195 million in the quarter, and a loss from operations of between $1 million and $4 million. The Company expects most of its costs as a percent of sales to remain relatively constant in the fourth quarter as compared to the third quarter.
“Our third quarter sales were towards the high end of the range that we offered in our prior forecast, while income from operations exceeded our forecast,” Warne said. “Based upon historical seasonal patterns, our average weekly sales per restaurant in the fourth quarter tend to be comparable to the sales level for the third quarter. At current levels of average weekly sales per restaurant, many of our costs have become relatively fixed. Therefore, future improvements in our financial performance will require increases in average weekly sales, and driving sales remains the primary focus of our team.”
Investor Conference Call and Web Simulcast
O’Charley’s Inc. will conduct a conference call on its 2009 third quarter earnings release on October 29, 2009, at 11:00 a.m. Eastern. The number to call for this interactive teleconference is (877) 941-2930, and the confirmation passcode is 4173761. Please dial in 10 minutes prior to the beginning of the call. A replay of the conference call will be available through November 12, 2009, by dialing (800) 406-7325 and entering passcode 4173761.
The live broadcast of O’Charley’s conference call will be available online:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=2494458
If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through November 12, 2009.
About O’Charley’s Inc.
O’Charley’s Inc., (NASDAQ: CHUX), headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 373 restaurants under three brands: O’Charley’s, Ninety Nine Restaurants, and Stoney River Legendary Steaks. The O’Charley’s concept includes 246 restaurants in 20 states in the Southeast and Midwest, including 235 company-owned and operated O’Charley’s restaurants, and 11 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company

CHUX Reports Third quarter Results for 2009

October 29, 2009
operates Ninety Nine Restaurants in 116 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 11 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “ forecast,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company’s third quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the continued deterioration in the United States economy and the related adverse effect on our sales of decreases in consumer spending; the Company’s ability to achieve its forecast of sales and profitability; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to realize projected returns on investment from its re-branding and concept repositioning efforts; the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that any increases in food, labor, energy, interest costs and other expenses have on our results of operations; the effect that the phase out of Kids Eat Free has on our results of operations; the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the effect of increased competition; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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(Tables to Follow)

CHUX Reports Third quarter Results for 2009

October 29, 2009
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended October 4, 2009 and October 5, 2008
All percentages shown as a percentage of total revenue unless indicated otherwise

	2009		2008
	(in thousands, except per share data)
Revenues:
Restaurant sales	$193,914	99.9%	$209,469	99.9%
Franchise and other revenue	182	0.1%	173	0.1%

	194,096	100.0%	209,642	100.0%
Costs and Expenses:
Cost of food and beverage	56,467	29.1%	63,415	30.3%
Payroll and benefits	70,477	36.3%	73,897	35.3%
Restaurant operating costs	39,469	20.4%	43,606	20.8%

Cost of restaurant sales (1)	166,413	85.8%	180,918	86.4%

Advertising and marketing expenses	7,607	3.9%	7,497	3.6%
General and administrative expenses	8,728	4.5%	9,327	4.4%
Depreciation and amortization	10,691	5.5%	11,678	5.6%
Impairment, disposal and restructuring charges, net	325	0.2%	86	0.0%
Goodwill impairment	0	0.0%	47,987	22.9%
Pre-opening costs	71	0.0%	763	0.4%

	193,835	99.9%	258,256	123.2%

Income (Loss) from Operations	261	0.1%	(48,614)	-23.2%

Other Expense:
Interest expense, net	2,328	1.2%	4,391	2.1%
Other, net	1	0.0%	3	0.0%

	2,329	1.2%	4,394	2.1%

Loss before Income Taxes	(2,068)	-1.1%	(53,008)	-25.3%

Income Tax Expense	78	0.0%	13,814	6.6%

Net Loss	$(2,146)	-1.1%	$(66,822)	-31.9%

Net Loss Attributable to Common Shareholders	$(2,146)	-1.1%	$(66,822)	-31.9%

Basic loss attributable to common shareholders per share:
Net Loss	$(0.10)		$(3.29)

Weighted Average Common Shares Outstanding	20,906		20,333

Diluted loss attributable to common shareholders per share:
Net Loss	$(0.10)		$(3.29)

Weighted Average Common Shares Outstanding	20,906		20,333

(1)	Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Third quarter Results for 2009

October 29, 2009
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
40 Weeks Ended October 4, 2009 and October 5, 2008
All percentages shown as a percentage of total revenue unless indicated otherwise

	2009		2008
	(in thousands, except per share data)
Revenues:
Restaurant sales	$691,306	99.9%	$727,600	99.9%
Franchise and other revenue	665	0.1%	680	0.1%

	691,971	100.0%	728,280	100.0%
Costs and Expenses:
Cost of food and beverage	201,287	29.1%	215,913	29.7%
Payroll and benefits	242,280	35.0%	254,166	34.9%
Restaurant operating costs	136,006	19.7%	146,350	20.1%

Cost of restaurant sales (1)	579,573	83.8%	616,429	84.7%

Advertising and marketing expenses	26,165	3.8%	26,583	3.7%
General and administrative expenses	29,511	4.3%	33,264	4.6%
Depreciation and amortization	36,669	5.3%	38,866	5.3%
Impairment, disposal and restructuring charges, net	2,160	0.3%	1,617	0.2%
Goodwill impairment	0	0.0%	47,987	6.6%
Pre-opening costs	416	0.1%	3,175	0.4%

	674,494	97.5%	767,921	105.4%

Income (Loss) from Operations	17,477	2.5%	(39,641)	-5.4%

Other Expense (Income):
Interest expense, net	9,112	1.3%	10,894	1.5%
Other, net	(72)	0.0%	3	0.0%

	9,040	1.3%	10,897	1.5%

Earnings (Loss) before Income Taxes	8,437	1.2%	(50,538)	-6.9%

Income Tax Expense	546	0.1%	13,742	1.9%

Net Earnings (Loss)	$7,891	1.1%	$(64,280)	-8.8%

Net Earnings (Loss) Available to Common Shareholders	$7,677	1.1%	$(64,280)	-8.8%

Basic earnings (loss) available to common shareholders per share:
Net Earnings (Loss)	$0.37		$(3.06)

Weighted Average Common Shares Outstanding	20,777		21,001

Diluted earnings (loss) available to common shareholders per share:
Net Earnings (Loss)	$0.36		$(3.06)

Weighted Average Common Shares Outstanding	21,095		21,001

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Third quarter Results for 2009

October 29, 2009
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At October 4, 2009 and December 28, 2008

	2009	2008
	(in thousands)

Cash	$18,086	$6,818

Other current assets	34,249	56,698

Property and equipment, net	383,048	412,289

Trade names and other intangible assets	25,946	25,946

Other assets	13,058	18,511

Total assets	$474,387	$520,262

Current portion of long-term debt and capital leases	$2,284	$6,640

Other current liabilities	68,333	88,759

Long-term debt, net of current portion	128,361	152,989

Capitalized lease obligations	2,076	3,439

Other liabilities (1)	49,984	56,675

Shareholders’ equity (1)	223,349	211,760

Total liabilities and shareholders’ equity	$474,387	$520,262

(1)	Prior year balances in other liabilities and shareholders’ equity contain an immaterial correction associated with the company’s joint ventures.
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